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                                                                      Exhibit 11

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.
            STATEMENT OF COMPUTATION OF NET INCOME PER COMMON SHARE
                                   UNAUDITED

         (Expressed in United States Dollars except for share amounts)

                                                                Three months ended
                                                                  June 30, 1998
                                                           Basic                  Diluted
                                                   ---------------------     --------------------
    Net Income                                        $    3,575,011          $   3,575,011
                                                      --------------          -------------

    Net income available to common
         shareholders                                 $    3,575,011          $   3,575,011
                                                      ==============          =============


    Number of shares:

    Weighted average shares outstanding                   21,016,483             22,405,132
                                                          ==========             ==========

    Earnings per share:                               $         0.17          $        0.16